UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 8, 2016

STAG INDUSTRIAL, INC.

(Exact name of registrant specified in its charter)

Maryland	001-34907	27-3099608
(State or Other Jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File Number)	Identification No.)

One Federal Street, 23rd Floor

Boston, Massachusetts  02110

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (617) 574-4777

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 22, 2016, the compensation committee of the board of directors of STAG Industrial, Inc. (the “Company”) issued performance award share units to the Company’s executive officers in the following target amounts:

•                  Benjamin S. Butcher, Chairman of the Board, Chief Executive Officer and President, 33,301 units;

•                  William R. Crooker, Executive Vice President, Chief Financial Officer and Treasurer, 11,508 units;

•                  Peter S. Fearey, Executive Vice President and Chief Technology Officer, 6,428 units;

•                  David G. King, Executive Vice President and Director of Real Estate Operations, 10,968 units;

•                  Stephen C. Mecke, Executive Vice President and Chief Operating Officer, 11,174 units; and

•                  Jeffrey M. Sullivan, Executive Vice President, General Counsel and Secretary, 10,893 units.

The performance units are a new component in the Company’s executive compensation program.  Before 2016, equity awards to executive officers consisted exclusively of LTIP units subject to vesting over a five-, four- or three-year period, plus, in 2011 and 2015, grants of interests in outperformance plans.  For 2016, the compensation committee determined that annual equity awards should consist approximately one half of grant date value in LTIP units subject to multi-year vesting and one half in performance units.  The committee expects that equity awards for years after 2016 to be similarly allocated.

The performance units are intended as an additional long-term incentive designed to align the executive officers’ interests more closely with those of the shareholders.  The ultimate value of the performance units depends on the Company’s total stockholder return (common stock price change plus dividends paid, assuming reinvestment of the dividends into additional shares of common stock), or “TSR,” over a three-year period commencing January 1, 2016.  The award measures both relative return (TSR vs. three benchmarks) and, as a condition for higher levels of value, an absolute return.

At the end of the three-year measuring period, the performance units convert into shares of common stock at a rate depending on the Company’s TSR over the measuring period as compared to three different benchmarks and on the absolute amount of the Company’s TSR.  A recipient of performance units may receive as few as zero shares or as many as 250% of the number of target units, plus deemed dividends.  That is, at the end of the measuring period, a recipient of 10,000 performance units may receive no value (no shares of common stock and no dividends) or receive as much as 25,000 shares of common stock plus dividends deemed to be paid during the measuring period.

The target amount of the performance units is nominally allocated:

•                  25% to the Company’s TSR compared to the TSR of an industry peer group;

•                  25% to the Company’s TSR compared to the TSR of a size-based peer group; and

•                  50% to the Company’s TSR compared to the TSR of the companies in the MSCI US REIT index.

The potential of the portion of the award allocated to the industry and compensation peer group comparison ranges from 0% to 200% of the allocated target amount.  The potential of the portion of the award allocated to the MSCI US REIT index group comparison ranges from 0% to 300% of the allocated target amount, except that the portion of the award attributable to performance against the MSCI US REIT index group may not exceed 100% of the allocated target unless the Company has a minimum absolute TSR of 25% over the measuring period.

The table below indicates the potential levels of awards within the industry peer group, the compensation peer group and the MSCI US REIT index group benchmarks.  Awards for performance between the indicated percentile rankings (e.g., between the 30th percentile and the 50th percentile) are determined by interpolating between the earned amounts (e.g., between 50% earned and 100% earned).

Company’s Percentile Ranking within Applicable Benchmark (Based on TSR)
Benchmark	Below 30th Percentile	30th Percentile	50th Percentile	75th Percentile	95th Percentile
Industry Peer Group (Allocated 25% of the Target Amount)	0% earned	50% earned	100% earned	200% earned	[No increase for performance beyond 75%.]
Compensation Peer Group (Allocated 25% of the Target Amount)	0% earned	50% earned	100% earned	200% earned	[No increase for performance beyond 75%.]
MSCI US REIT Index Group (Allocated 50% of the Target Amount)	0% earned	50% earned	100% earned [Awards above 100% for this benchmark require a minimum 25% TSR of the Company.]	200% earned	300% earned

No dividends are paid to the recipient during the measuring period.  At the end of the measuring period, if the Company’s TSR is such that the recipient earns shares of common stock (“Award Shares”), the recipient will receive additional common stock relating to dividends deemed to have been paid on the Award Shares.  The additional shares are equal to the number of shares that the recipient would have acquired if the recipient held the Award Shares at the beginning of the measuring period and re-invested all dividends paid on the Award Shares over the measuring period into common stock on the dividend payment dates.  The Company, in the discretion of the compensation committee, may pay the cash value of the deemed dividends instead of issuing additional shares.

The number of Award Shares is determined at the end of the measuring period.  One half of the Award Shares will be immediately and fully vested and transferable.  The other half will be restricted (subject to forfeiture) and vest one year after the end of the measuring period.  Any dividend shares will be immediately and fully vested and transferable.

The industry peer group consists of: (i) DCT Industrial Trust Inc., (ii) Duke Realty Corporation, (iii) EastGroup Properties, Inc., (iv) First Industrial Realty Trust, Inc., (v) Gramercy Property Trust Inc., (vi) Lexington Realty Trust, (vii) Liberty Property Trust, (viii) Monmouth Real Estate Investment Corp., (ix) PS Business Parks, Inc., (x) STORE Capital Corporation and (xi) Terreno Realty Corporation.

The compensation peer group consists of (i) CoreSite Realty Corporation, (ii) DCT Industrial Trust Inc., (iii) EastGroup Properties, Inc., (iv) Education Realty Trust, Inc., (v) FelCor Lodging Trust Incorporated, (vi) First Industrial Realty Trust, Inc., (vii) Hersha Hospitality Trust, (viii) Lexington Realty Trust, (ix) Parkway Properties, Inc., (x) Pennsylvania Real Estate Investment Trust, (xi) Physicians Realty Trust, (xii) PS Business Parks, Inc., (xiii) QTS Realty Trust, Inc., (xiv) Ramco-Gershenson Properties Trust, and (xv) Ryman Hospitality Properties, Inc.

Upon a change of control of the Company, the measuring period for the performance units ends, and performance is measured and the award calculated and made, without pro ration, based on TSR through the date of the change of control.  Upon a termination of a recipient’s employment by the Company without cause (as defined) or the recipient for good reason (as defined), the measuring period ends, and performance is measured and the award calculated and made, after pro ration based on the portion of the full measuring period elapsed, based on TSR through the date of termination.  Upon a termination of the recipient’s employment during the measuring period by the Company for cause or by the recipient without good reason, the performance units terminate without any award of shares.

ITEM 8.01.                               OTHER EVENTS.

On March 10, 2016, the Company and its operating partnership, STAG Industrial Operating Partnership, L.P., entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Raymond James & Associates, Inc. and Wells Fargo Securities, LLC, as the representatives of the several underwriters named on Schedule A therein, relating to the issuance and sale of 3,000,000 shares of the Company’s 6.875% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series C Preferred Stock”), at a public offering price of $25.00 per share. The offering is expected to close on March 17, 2016.

The 3,000,000 shares of Series C Preferred Stock to be issued and sold pursuant to the Underwriting Agreement have been registered on the Company’s registration statement on Form S-3 (File No. 333-209722), which became effective upon filing with the Securities and Exchange Commission on February 25, 2016.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01.                               FINANCIAL STATEMENTS AND EXHIBITS.

(d)                                 Exhibits.

Exhibit Number	Description
1.1

Underwriting Agreement dated as of March 10, 2016 among STAG Industrial, Inc., STAG Industrial Operating Partnership, L.P. and Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Raymond James & Associates, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STAG INDUSTRIAL, INC.

By:	/s/ Jeffrey M. Sullivan
Jeffrey M. Sullivan
Executive Vice President, General Counsel and Secretary

Dated:  March 11, 2016

EXHIBIT INDEX

Exhibit Number	Description
1.1

Underwriting Agreement dated as of March 10, 2016 among STAG Industrial, Inc., STAG Industrial Operating Partnership, L.P. and Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Raymond James & Associates, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.